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                                                                  Exhibit (2)(c)

                            CERTIFICATE OF AMENDMENT
                                       TO
                                     BY-LAWS
                                       OF
                              BRINSON MONEY SERIES

                  The undersigned, being Vice President and Secretary of Brinson Money Series ("Trust"), hereby certifies that the Trustees of the Trust duly adopted resolutions at a meeting held on February 13, 2002 which amended the By-Laws of the Trust dated April 29, 1998 (the "By-Laws") in the manner provided in the By-Laws, such amendment to become effective on April 8, 2002, as set forth below:


                  The By-Laws dated April 29, 1998 were amended to reflect the change in the name of the Trust from "Brinson Money Series" to "UBS Money Series."



Dated: February 15, 2002
                                                   By: /s/ Amy R. Doberman
                                                   ------------------------
                                                   Amy R. Doberman
                                                   Vice President and Secretary


New York, New York (ss)

On this 15th day of February, 2002, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.



                                                    /s/ Victoria Drake
                                                    ------------------------
                                                    Notary Public